EX 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of ImageWare Systems, Inc. (the "Company") on Form 10-K for the periods ending December 31, 2009 and 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Wetherell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 17, 2012	ImageWare Systems, Inc. By: /s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer (Principal Financial Officer)